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                              ARTICLES OF INCORPORATION

                                          OF

                          THE CATHOLIC ALLIANCE FUNDS, INC.


     FIRST: The undersigned, Allan G. Lorge, whose address is 1100 West Wells Street, P.O. Box 05900, Milwaukee, Wisconsin 53205-0900, being at least eighteen
(18) years of age does, hereby file these Articles of Incorporation forming a corporation under the general laws of the State of Maryland, as set forth below.

     SECOND:  The name of the corporation ("Corporation") is:

                          The Catholic Alliance Funds, Inc.

     THIRD:  The purposes for which the corporation is formed are as follows:

          (A) To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations.

          (B) In general, to carry on any other business in connection with or incidental to the foregoing purpose, to have and exercise all the powers conferred upon corporations by the laws of the Sate of Maryland as in force from time to time, to do everything necessary, suitable, or proper for the attainment of any object or the furtherance of any power not inconsistent with Maryland law, either alone or in association with others, and to take any action incidental or appurtenant to or growing out of or connected with the Corporation's business or purposes, objects, or powers.

          (C) To conduct and carry on its business, or any part thereof, to have one or more offices, and to exercise any or all of its corporate powers and rights, in the State of Maryland, in other states, territories, districts, colonies, and dependencies of the United States, and in any or all foreign countries.

          The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general power of the corporation, within the fullest extent of the law.

     FOURTH: The address of the principal office of the corporation in the State of Maryland is: The Catholic Alliance Funds, Inc., c/o The Corporation Trust Incorporated, 300 East Lombard, Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in the State of Maryland is:
The Corporation Trust Incorporated, 300 East Lombard, Baltimore, Maryland 21202. The resident agent is a

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citizen of the State of Maryland, and actually resides therein.

     FIFTH:  CAPITAL STOCK.

          (A) GENERAL. The total number of shares of stock which the Corporation, by resolution or resolutions of the Board of Directors, shall have authority to issue is One Billion (1,000,000,000) shares, par value One-Tenth of One Cent ($0.001) per share, such shares having an aggregate par value of One Million Dollars ($1,000,000). All such shares are herein classified as "Common Stock," subject, however, to the authority hereinafter granted to the Board of Directors to classify or reclassify any such shares into one or more separate series ("series") and, within any such series, one or more separate classes ("classes"), to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any series or class that the Corporation has authority to issue, and to authorize that all such shares of stock be issued as shares of one or more series or one or more classes designated as the Board of Directors may determine. Initially, one hundred fifty million (150,000,000) shares of Common Stock shall be divided equally among three series as set forth below:

     --------------------------------------------------------------------
     SERIES                                              NUMBER OF SHARES
     --------------------------------------------------------------------
     Equity Income Fund                                     50,000,000
     --------------------------------------------------------------------
     Mid-Cap Growth Fund                                    50,000,000
     --------------------------------------------------------------------
     Disciplined Capital Appreciation Fund                  50,000,000
     --------------------------------------------------------------------

          (B) CREATION OF SERIES OR CLASSES. The balance of shares of stock now or hereafter authorized but unissued may be issued as Common Stock, in one or more new series or one or more new classes within any series, each consisting of such number of shares and having such designations, powers, preferences. rights, qualifications, limitations, and restrictions, including variations between different series or classes as to purchase price, terms and manner of redemption special and relative rights as to dividends and on liquidation, conversion rights and conditions of separate voting rights, as shall be fixed and determined from time to time by resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors, to whom authority so to fix and determine the same is hereby expressly granted.

          (C) DIVIDENDS AND DISTRIBUTIONS. Without limiting the generality of the foregoing. the dividends and distributions of investment income and capital gains with respect to Common Stock and any series or class that may hereafter be created shall be in such amount as may be declared from time to time by the Board of Directors. and such dividends and distributions may vary from series to series or class to class to such extent and for such purposes as the Board of Directors may deem appropriate, including. but not limited to, the purpose of


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     complying with any requirements of regulatory or legislative authorities.
          (D) CLASSIFICATION. The Board of Directors is hereby expressly granted authority to (1) classify or reclassify any unissued stock (whether now or hereafter authorized) from time to time by setting or changing the preferences, conversion, or other rights. voting powers, restrictions, limitations as to dividends, qualifications, valuation, or terms or conditions of redemption of the stock, and (2) pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any series or class, but the number of shares of any series or class shall not be decreased by the Board of Directors below the number of shares thereof then outstanding, or increased above the number of shares then authorized; provided however, that nothing herein shall prohibit the Board of Directors from increasing or decreasing the aggregate number of shares of stock or the number of shares of stock of any series or class that the Corporation has authority to issue.

          (E)  PROVISIONS FOR SERIES AND CLASSES.   In addition to other
     provisions of these Articles, the following provisions are applicable regarding any series or class of shares of stock of the Corporation established and designated by paragraph (A) of this Article FIFTH and shall be applicable if the Board of Directors shall establish and designate additional series or classes as provided in that paragraph:

               (i) CLASSIFICATION. The Board of Directors may classify or reclassify any unissued shares, or any shares previously issued and reacquired, of any series or class into one or more series or classes that may be established and designated from time to time. With respect to any shares of any series or class reacquired by the Corporation from time to time, the Corporation may cancel such shares, hold such shares as treasury shares (of the same or some other series or class), or reissue such shares for such consideration not less than the greater of the par value and the net asset value per share (as described in paragraph (A)(ii) of Article SEVENTH hereof) and on such terms as they may determine.

               (ii) ASSETS BELONGING TO A SERIES OR CLASS. All consideration received by the Corporation for the issue or sale of shares of a particular series or class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series or class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. In the event that there are any assets, income, earnings,

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          profits. and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular series or class, the Board of Directors shall allocate them among any one or more of the series or classes established and designated from time to time in such manner and on such basis as they, in their sole discretion deem fair and equitable. Each such allocation by the Board of Directors shall be conclusive and binding upon the shareholders of all series and classes for all purposes.

               (iii) LIABILITIES BELONGING TO A SERIES OR CLASS. The assets belonging to each particular series or class shall be charged with the liabilities of the Corporation in respect of that series or class and all expenses, costs, charges, and reserves attributable to that series or class, and any general liabilities, expenses, costs, charges, and reserves of the Corporation that are not readily identifiable as belonging to any particular series or class shall be allocated, and charged by the Board of Directors, to and among any one or more of the series or classes established and designated from time to time in such manner and on such basis as the Board of Directors in its sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges, and reserves by the Board of Directors shall be conclusive and binding upon the holders of shares of all series and classes for all purposes.

               (iv) DIVIDENDS AND DISTRIBUTIONS. The power of the Corporation to pay dividends and make distributions shall be governed by paragraph
          (C) of this Article FIFTH with respect to any one or more series or classes which represent interests in separately managed components of the Corporation's assets. Dividends and distributions on shares of a particular series or class may be paid with such frequency as the Board of Directors may determine, which may be daily or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine. Such dividends and distributions may be paid to the holders of shares of a particular series or class, from such of the income and capital gains, accrued or realized, attributable to the assets belonging to that series or class, as the Board of Directors may determine, after providing for actual and accrued liabilities belonging to that series or class. All dividends and distributions on shares of a particular series or class shall be distributed pro rata to the holders of that series or class in proportion to the number of shares of that series or class held by such holders at the date and time of record established for the payment of such dividends or distributions. Notwithstanding the provisions of this Article FIFTH, the Board of Directors may declare and distribute a stock dividend to holders of shares of any series or class of shares by the distribution of shares of another series or class.

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               (v)    EQUALITY.  Subject to the provisions of this Article
          FIFTH, all shares of all series or classes shall have identical rights and privileges, except insofar as variations thereof among series or classes shall have been determined and fixed by the Board of Directors. Each share of any series or class shall represent an equal proportionate share in the assets of that series or class with each other share of that series or class. The Board of Directors may divide or combine the shares of any series or class into a greater or lesser number of shares of the series or class without thereby changing the proportionate interests of the holders of such shares in the assets of that series or class.

               (vi) CONVERSION OR EXCHANGE RIGHTS. Subject to compliance with the requirements of the Investment Company Act of 1940, the Board of Directors shall have the authority to provide that the holders of shares of any series or class shall have the right to convert or exchange said shares for or into shares of one or more other series or classes in accordance with such requirements and procedures as may be established by the Board of Directors from time to time

               (vii) ESTABLISHMENT AND DESTINATION OF SERIES OR CLASSES. The establishment and designation of any series or class of shares in addition to those established and designated in paragraph (A) of this Article FIFTH shall be effective upon the execution of the appropriate instruments and the proper filing thereof in accordance with the Maryland General Corporation Law, setting forth such establishment and designation and the relative rights, preferences, voting powers, restrictions. Imitations as to dividends, qualifications, valuation, and terms and conditions of redemption of such series or class or as otherwise provided in such instruments. At any time that there are no shares outstanding or subscribed for any particular series or class previously established and designated, the Board of Directors may by a similar procedure abolish that series or class and the establishment and designation thereof.

               (viii) LIQUIDATION. In the event of the liquidation of a particular series or class, the shareholders of the series or class that has been established and designated and that is being liquidated shall be entitled to receive, when and as declared by the Board of Directors, the excess of the assets belonging to that series or class over the liabilities belonging to that series or class. The holders of shares of any series or class shall not be entitled thereby to any distribution upon liquidation of any other series or class. The assets that may be distributed to the shareholders of any

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          series or class shall be distributed among such shareholders in proportion to the number of shares of that series or class held by each such shareholder and recorded on the books of the Corporation. The liquidation of any particular series or class in which there are shares then outstanding may be authorized by an instrument in writing signed by a majority of the Directors then in office, subject to the affirmative vote of "a majority of the outstanding voting securities" of that series or class, as the quoted phrase is defined in the Investment Company Act of 1940.

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               (ix)   VOTING.  Each share of each series or class shall have
          equal voting rights with every other share of every other series or class, and all shares of all series or classes shall vote as a single group except where a separate vote of any series or class is required by the Investment Company Act of 1940, the Maryland General Corporation Law, these Articles of Incorporation, the By-Laws of the Corporation, or as the Board of Directors may determine in its sole discretion. Where a separate vote is required with respect to one or more series or classes, then the shares of all other series or classes shall vote as a single series or class. provided that, as to any matter which does not affect the interest of a particular series or class, only the holders of shares of the one or more affected series or classes shall be entitled to vote.

     SIXTH: NUMBER OF DIRECTORS. The number of Directors of the Corporation shall be such number as may from time to time be fixed by the By-Laws of the Corporation, or by action of the Board of Directors or otherwise pursuant to authorization contained in such By-Laws, but the number of Directors shall never be less than three (3). Allan G. Lorge, Daniel J. Steininger and Theodore F. Zimmer shall serve as initial directors until the first meeting of shareholders or until their successors are duly chosen and qualified.

     SEVENTH: REGULATION OF THE POWERS OF THE CORPORATION AND ITS DIRECTORS AND SHAREHOLDERS.

          (A)  ISSUANCE AND SALE OF THE CORPORATION'S SHARES.

               (i) GENERAL. All corporate powers and authority of the Corporation (except as otherwise provided by statute, by these Articles of Incorporation, or by the By-Laws of the Corporation) shall be vested in and exercised by the Board of Directors. The Board of Directors shall have the power to determine or cause to be determined the nature, quality, character, and composition of the portfolio of securities and investments of each series or class of the Corporation, but the foregoing shall not limit the ability of the Board of Directors to delegate such power to a Committee of the Board of Directors or to an officer of the Corporation, or to enter into an investment advisory or management contract as described in paragraph
          (E)(v) of this Article SEVENTH. The Board of Directors may from time to time issue and sell or cause to be issued and sold any of the Corporation's authorized shares, including any additional shares which it hereafter authorizes and any shares redeemed or repurchased by the Corporation, except that only shares previously contracted to be sold may be issued during any period when the determination of net asset value is suspended pursuant to the provisions of paragraph (C)(iii) of this Article SEVENTH. All such authorized shares, when issued in accordance with the terms of this paragraph (A) shall be fully paid and nonassessable No holder of any shares of the Corporation shall be entitled, by reason of holding or owning such shares, to any prior, preemptive, or other right to subscribe to, purchase, or otherwise acquire any additional shares of the Corporation subsequently issued for cash or other consideration or by way of a dividend or otherwise, and any or all of such shares of the Corporation. whether now or hereafter authorized or created, may be issued, reissued, or transferred. if the same have been reacquired and have treasury status, to such persons. firms. corporations, and associations, and for such lawful consideration, and on such terms as the Board of Directors in its discretion may determine. without first offering the same, or any portion thereof, to any said holder. Voting power in the election of Directors and for all other purposes shall be vested exclusively in the holders of the Corporation's authorized and issued shares.

               (ii) PRICE. No shares of the Corporation shall be issued or sold by the Corporation, except as a stock dividend distributed to shareholders, for less than an amount which would result in proceeds to the Corporation. before taxes payable by the Corporation in connection with such transaction, of at least the net asset value per share determined as set forth in paragraph (C) of this Article SEVENTH as of such time as the Board of Directors shall have by resolution theretofore prescribed. In the absence of a resolution of the Board of Directors applicable to the transaction, such net asset value shall be that next determined after receipt of an unconditional purchase order.

               (iii) ON MERGER OR CONSOLIDATION. The Board of Directors, in its sole discretion, may permit shares of the Corporation to be issued for stock or assets of any kind. In this regard, in connection with the acquisition of any assets or stock of another person (as such term is defined in Section 2(a)(28) of the Investment Company Act of 1940), the Board of Directors may issue or cause to be issued shares of the Corporation and accept in payment therefor, in lieu of cash, such assets at their fair market value, or such stock at the fair market value of the assets held by such person, either with or without adjustment for contingent costs or liabilities, provided that the funds of the Corporation are permitted by law to be invested in such assets or stock

               (iv) FRACTIONAL SHARES. The Board of Directors may issue and sell fractions of shares having pro rata all the rights of full shares, including, without limitation, the right to vote and to receive dividends.

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               (v)    RESTRICTIONS ON TRANSFER OF SHARES.  Shares of any series
          or class of the Corporation shall not be transferred until such transfer shall have been reported to the Board of Directors and approved by them.

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          (B)  REDEMPTION AND REPURCHASE OF THE CORPORATION'S SHARES.

               (i) REDEMPTION OF SHARES. The Corporation shall redeem its shares, subject to the conditions and at the price determined as hereinafter set forth. upon proper application of the record holder thereof at such office or agency as may be designated from time to time for that purpose by the Board of Directors. Any such application must be accompanied by the certificate or certificates. if any. evidencing such shares, duly endorsed or accompanied by a proper instrument or transfer. The Board of Directors shall have the power to determine or to delegate to the proper officers of the Corporation the power to determine from time to time the form and the other accompanying documents which shall be necessary to constitute a proper application for redemption. The Board of Directors may by resolution order the redemption from time to time of all shares of the stock of the Corporation at the net asset value of such shares as set forth in paragraph (C) of this Article SEVENTH in accounts having a net asset value of less than $1,000, or such greater or lesser minimum amount as determined from time to time by the Board of Directors and which is consistent with applicable law, subject to such terms and conditions as the Board of Directors may, in its sole discretion, determine to be appropriate and desirable.

               (ii)   PRICE.   Such shares shall be redeemed at their net asset
          value determined as set forth in paragraph (C) of this Article SEVENTH as of such time as the Board of Directors shall have theretofore prescribed by resolution. In the absence of such resolution, the redemption price of shares deposited shall be the net asset value of such shares next determined as set forth in paragraph (C) of this Article SEVENTH after receipt of such application.

               (iii) PAYMENT. Payment for such shares shall be made to the shareholder of record within seven (7) days after the date upon which proper application is received, or such other time period of greater or lesser duration as permitted by applicable law, subject to the provisions of paragraph (B)(iv) of this Article SEVENTH. Such payment shall be made in cash or other assets of the Corporation or both, as the Board of Directors shall prescribe.

               (iv) EFFECT OF SUSPENSION OF DETERMINATION OF NET ASSET VALUE. If, pursuant to paragraph (C)(iii) of this Article SEVENTH, the Board of Directors shall declare a suspension of the determination of net asset value, the rights of shareholders (including those who shall have applied for redemption pursuant to paragraph (B)(i) of this Article

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          SEVENTH but who shall not yet have received payment) to have shares redeemed and paid for by the Corporation shall be suspended until the termination of such suspension is declared. Any record holder whose redemption right is so suspended may, during the period of such suspension, by appropriate written notice of revocation to the office or agency where application was made, revoke his application and withdraw any share certificates which accompanied such application. The redemption price of shares for which redemption applications have not been revoked shall be the net asset value of such shares next determined as set forth in paragraph (C) of this Article SEVENTH after the termination of such suspension, and payment shall be made within seven (7) days after the date upon which the proper application was made plus the period after such application during which the determination of net asset value was suspended

               (v) REPURCHASE BY AGREEMENT. The Corporation may repurchase shares of the Corporation directly, or through its principal underwriter or other agent designated for the purpose, by agreement with the owner thereof, at a price not exceeding the net asset value per share determined as of the time when the purchase or contract of purchase is made or the net asset value as of any time which may be later determined pursuant to paragraph (C) of this Article SEVENTH, provided payment is not made for the shares prior to the time as of which such net asset value is determined.

          (C)  NET ASSET VALUE OF SHARES.

               (i) BY WHOM DETERMINED. The Board of Directors shall have the power and duty to determine the method and time for computing the net asset value per share of the outstanding shares of the Corporation and of any such series or class of the Corporation. It may delegate such power and duty to one or more of the Directors and officers of the Corporation, to the custodian or depository of the Corporation's assets. or to another agent of the Corporation appointed for such purpose. Any determination made pursuant to this section by the Board of Directors, or its delegate, shall be binding on all parties concerned.

               (ii) WHEN DETERMINED. The net asset value shall be determined at such times as the Board of Directors shall prescribe by resolution, provided that such net asset value shall be determined at least once each week as of the close of business on a day the New York Stock Exchange is open for trading and the Corporation is open for business ("business day"). In the absence of a resolution of the Board of Directors,

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          the net asset value shall be determined as of the close of regular trading on the New York Stock Exchange on each business day.

               (iii) SUSPENSION OF DETERMINATION OF NET ASSET VALUE. The Board of Directors may declare a suspension of the determination of net asset value for the whole or any part of any period (a) during which the New York Stock Exchange is closed other than customary weekend and holiday closings, (b) during which trading on the New York Stock Exchange is restricted, (c) during which an emergency exists as a result of which disposal by the Corporation of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Corporation fairly to determine the value of its net assets, or
          (d) during which a governmental body having jurisdiction over the Corporation may by order permit for the protection of the security holders of the Corporation. Such suspension shall take effect at such time as the Board of Directors shall specify, which shall not be later than the close of business on the business day next following the declaration. and thereafter there shall be no determination of net asset value until the Board of Directors shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which (l) the condition giving rise to the suspension shall have ceased to exist and (2) no other condition exists under which suspension is authorized under this paragraph (C)(iii) of Article SEVENTH.

               Each declaration by the Board of Directors pursuant to this paragraph (C)(iii) of Article SEVENTH shall be consistent with such official rules and regulations, if any, relating to the subject matter thereof as shall have been promulgated by the Securities and Exchange Commission or any other governmental body having jurisdiction over the Corporation and as shall be in effect at the time. To the extent not inconsistent with such official rules and regulations, the determination of the Board of Directors shall be conclusive.

               (iv)   COMPUTATION OF NET ASSET VALUE.

                      (a) NET ASSET VALUE PER SHARE. The net asset value of each share of each series or class or, where applicable, of the Corporation, as of any particular time shall be the quotient obtained by dividing the value of the net assets of such series or class or, where applicable, of the Corporation, by the total number of shares of the series or class or, where applicable, the Corporation, outstanding. Notwithstanding the above, the Board of Directors may determine to maintain the net asset value per share of any

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               series or class at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the Investment Company Act of 1940 for the continuing declarations of income attributable to that series or class as dividends payable in additional shares of that series or class at the designated constant dollar amount and for the handling of any losses attributable to that series or class. Such procedures may provide that in the event of any loss, each shareholder shall be deemed to have contributed to the capital of the Corporation attributable to that series or class his pro rata portion of the total number of shares required to be cancelled in order to permit the net asset value per share of that series or class to be maintained, after reflecting such loss, at the designated constant dollar amount. Each shareholder of the Corporation shall be deemed to have agreed, by his investment in any series or class with respect to which the Board of Directors shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

                      (b) NET ASSET VALUE OF SERIES OR CLASS. The value of the net assets of any series or class or, where applicable, of the Corporation, as of any particular time shall be the value of the assets of the series or class or. where applicable, the Corporation, less its liabilities, determined and computed as prescribed by the Board of Directors.

          (D) COMPLIANCE WITH INVESTMENT COMPANY ACT OF 1940. Notwithstanding any of the foregoing provisions of this Article SEVENTH, the Board of Directors may prescribe. in its absolute discretion, such other bases and times for determining the per share net asset value of the shares of any series or class or, where applicable, of the Corporation as it shall deem necessary or desirable to enable the Corporation to comply with any provision of the Investment Company Act of 1940, or any rule, release. order or regulation thereunder. including any rule or regulation adopted by any securities association registered under the Securities Exchange Act of 1934, all as in effect now or as hereafter amended or added, or any decision of a court of competent jurisdiction, notwithstanding that any of the foregoing shall later be found to be invalid or otherwise reversed or modified by any of the foregoing.

          (E)  MISCELLANEOUS.

               (i) COMPENSATION OF DIRECTORS. The Board of Directors shall have power from time to time to authorize payment of compensation to the Directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors and of committees of the Board of Directors.

               (ii) INSPECTION OF CORPORATION'S BOOKS. The Board of Directors shall have power from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger) or any of them shall be open to the inspection of shareholders; and no shareholder shall have any right to inspect any account, book, or document of the Corporation except as at the time and to the extent required by applicable law, unless authorized by a resolution of the shareholders or the Board of Directors.

               (iii) RESERVATION OF RIGHT TO AMEND. The Corporation reserves the right to make any amendment of its charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its charter, of any outstanding stock, and all rights herein conferred upon shareholders are granted subject to such reservation. The Board of Directors shall have the power to adopt, alter, or repeal the By-Laws of the Corporation, except to the extent that the By-Laws otherwise provide, or as otherwise provided by applicable law.

               (iv) DETERMINATION OF NET PROFITS. DIVIDENDS. ETC. The Board of Directors is expressly authorized to determine, in accordance with generally accepted accounting principles and practices, what constitutes net profits. earnings, surplus, or net assets in excess of capital, and to determine what accounting periods, whether daily, annual, or any other period, shall be used by any series or class or. where applicable, the Corporation, for any purpose; to set apart out of any funds of any series or class or, where applicable, the Corporation, such reserves for such purposes as it shall determine and to abolish the same; to declare and pay dividends and distributions in cash, securities, or other property from surplus or any funds legally available therefor, in such amounts and at such intervals (which may be as frequently as daily) or on such other periodic basis, as it shall determine; to declare such dividends or distributions by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effectiveness of the declaration thereof; and to provide for the payment of declared dividends on a date earlier than the specified payment date in the case of shareholders of the Corporation redeeming their entire ownership of shares of the Corporation.

               The Corporation and each of its series intends to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, or any successor or comparable statute thereto, and regulations promulgated thereunder. Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation and each of its series to qualify as a regulated investment company and to avoid liability of the Corporation and each of its series for Federal income tax in respect of that year. However, nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of the Corporation and each of its series for such tax.

               (v) CONTRACTS. The Board of Directors may in its discretion from time to time enter into an underwriting contract or contracts providing for the sale of the shares of Common Stock of the Corporation to net the Corporation not less than the amount provided for in paragraph (A)(ii) of this Article SEVENTH, whereby the Corporation may either agree to sell the shares to the other party to the contract or appoint such other party its sales agent for such shares (such other party being herein sometimes called the "underwriter"), and in either case, on such terms and conditions as may be prescribed in the By-Laws, if any, and such further terms and conditions as the Board of Directors may in its discretion determine is not inconsistent with the provisions of this Article SEVENTH or of the By-Laws; and such contract may also provide for the repurchase of shares of the Corporation by such other party as agent of the Corporation.

               The Board of Directors may in its discretion from time to time enter into an investment advisory or management contract whereby the other party to such contract shall undertake to furnish to a series or class or, where applicable. the Corporation, such management, investment advisory, statistical and research facilities and services, and such other facilities and services. if any, and all upon such terms and conditions. as the Board of Directors may in its discretion determine.

               Any contract of the character described in the paragraphs above or for services as custodian, transfer agent or disbursing agent or related services may be entered into with any corporation, firm. trust, or association, although one or more of the Directors or officers of the Corporation may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Corporation under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, except as otherwise provided by applicable law. The same person (including a firm, corporation, trust, or association) may be the other party to contracts entered into pursuant to the above paragraphs, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this paragraph, except as otherwise provided by applicable law

               Any contract entered into pursuant to the first two paragraphs of this paragraph (E)(v) of Article SEVENTH shall be consistent with and subject to the requirements of Section 15 of the Investment Company Act of 1940 (including any amendment thereof or other applicable Act of Congress hereafter enacted) with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract or renewal thereof.

               (vi) SHAREHOLDER VOTING. On each matter submitted to a vote of the shareholders, each holder of a share shall be entitled to one vote for each whole share and to a proportionate fractional vote for each fractional share standing in his name on the books of the Corporation, except as otherwise provided in paragraph (E)(ix) of Article FIFTH. Notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of all series or classes, or of any series or class, of stock entitled to be cast to take or authorize any action, such action may, subject to other applicable provisions of law, these Articles of Incorporation, and the By-Laws of the Corporation, be taken or authorized upon the concurrence of a majority of the aggregate number of the votes entitled to be cast thereon.

               (vii) CERTIFICATES. The Board of Directors of the Corporation may by resolution authorize the issuance of some or all of the shares of any series or classes of the Corporation's Common Stock without certificates.

               (viii) INDEMNIFICATION AND LIMITATION OF LIABILITY. To the fullest extent permitted by Maryland and Federal law, as amended or interpreted. no Director or officer of the Corporation shall be personally liable to the Corporation or the holders of shares of its series or classes for money damages and each Director and officer shall be indemnified by the Corporation; PROVIDED, HOWEVER, that nothing herein shall be deemed to protect any Director or officer of the Corporation against any liability to the Corporation or the holders of shares of its series or classes to which such Director or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

     EIGHTH: References in these Articles to the Investment Company Act of 1940 shall mean the published statute, the rules thereunder. and, where applicable, published cases and interpretative letters of the Securities and Exchange Commission.

     IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act of this15th day of December, 1998.



                                                       /s/ Allan G. Lorge
                                                       -------------------------
                                        Allan G. Lorge, Sole Incorporator


WITNESS:



/s/ Theodore F. Zimmer
-------------------------
Theodore F. Zimmer


STATE OF WISCONSIN    )
                      ) ss
COUNTY OF MILWAUKEE   )

     The foregoing instrument was acknowledged before me this 15th day of December, 1998 by Allan G. Lorge and Theodore F. Zimmer, both persons known to me, in their individual capacities.



                                                       /s/ Fredrick G. Lautz
                                                       -------------------------
                                        Notary Public, Milwaukee County
                                        State of Wisconsin
                                        My Commission Is Permanent